EXHIBIT 5

HART & HART, LLC
ATTORNEYS AT LAW
1624 Washington Street
Denver, CO 80203

William T. Hart, P.C.	________	harttrinen@aol.com
Will Hart	(303) 839-0061	Fax: (303) 839-5414

July 27, 2017

CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia 22182

This letter will constitute our opinion upon the legality of the sale by CEL-SCI Corporation, a Colorado corporation (“CEL-SCI”), of up to 100,000 shares of common stock, all as referred to in the Registration Statement on Form S-3 (File No. 333-205444) (the "Registration Statement") filed with the Securities and Exchange Commission, declared effective by the Securities and Exchange Commission (the "Commission") on October 30, 2015.

We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion, the shares of common stock mentioned above, when sold in the manner described in the Registration Statement, will be legally issued and these shares represent fully paid and non-assessable shares of CEL-SCI's common stock.

Very truly yours,

HART & HART, LLC

/s/ William T. Hart

William T. Hart